Exhibit 99.2

FIRST AMENDMENT TO THE CORPORATE OFFICE PROPERTIES TRUST

SUPPLEMENTAL NONQUALIFIED DEFERRED COMPENSATION PLAN

                Pursuant to the powers of amendment reserved under Section 9.1 of the Corporate Office Properties Trust Nonqualified Deferred Compensation Plan, as amended and restated effective January 1, 2008 (the “Plan”), Corporate Office Properties Trust (the “Sponsor”), hereby amends the Plan as follows, effective as of January 1, 2009:

FIRST AND ONLY CHANGE

Section 1.7 of the Plan is hereby amended in its entirety to read as follows:

1.7           COMPENSATION means the following items of remuneration payable to an Eligible Individual: (i) for employees, regular salary and annual incentive awards; (ii) for Board members, cash retainers and meeting fees; and (iii) with respect to Board members who also function as independent contractor consultants to the Sponsor, consulting fees, paid by the Employer or the Sponsor to an Eligible Individual with respect to his or her service for the Employer, all as determined by the Administrator in its discretion.

IN WITNESS WHEREOF, the Sponsor has caused this First Amendment to be executed by its duly authorized officer on this 4th day of December, 2008.

WITNESS:	CORPORATE OFFICE PROPERTIES TRUST

/s/ Holly G. Edington	By:	/s/ Randall M. Griffin
Randall M. Griffin
President and Chief Executive Officer